Exhibit 99.1

OVERSEAS SHIPHOLDING GROUP REPORTS

FOURTH QUARTER AND FULL YEAR 2015 RESULTS

New York, NY – March 1, 2016 – Overseas Shipholding Group, Inc. (OSG) (NYSE MKT: OSG, OSGB), a provider of oceangoing energy transportation services, today reported results for the fourth quarter and full year 2015.

Highlights

•	Fourth quarter and full year 2015 time charter equivalent (TCE) revenues(A) of $234.4 million and $924.8 million, grew 18% and 21%, respectively, compared with the same periods in 2014.

•	Net income for the fourth quarter was $9.3 million, or $0.02 per diluted share, compared with $26.5 million, or $0.05 per diluted share for the fourth quarter 2014. The decrease included $27.6 million in premiums and fees paid on notes repurchased.

•	Net income for the full year 2015 was $284.0 million, or $0.49 per diluted share, compared with $(152.3) million, or $(0.60) per diluted share for the full year 2014.

•	Fourth quarter and full year 2015 Adjusted EBITDA(B) was $122.9 million and $491.2 million, up 35% and 65%, respectively, from $90.9 million and $298.6 million in the same periods in 2014.

•	Total cash(C) was $522.4 million as of December 31, 2015, including a $54.9 million cash refund from the Internal Revenue Service received in the fourth quarter 2015.

•	Repurchased and retired $326 million in principal amount of unsecured notes in 2015, reducing 2016 annual cash interest expense by $25.6 million.

•	Class A common stock began trading on the NYSE MKT on December 1st under the ticker symbol “OSG”, and now has approximately 135 million freely tradable shares.

•	Repurchased and retired 2.9 million Class A common stock warrants at an average price of $2.92, of which 1.7 million settled in 2016.

•	Repurchased and retired in February 2016 $27 million of the principal balance of its domestic term loan at a discounted price of $23.6 million.

•	The Board has declared a dividend of $0.08 per share.

“We are pleased to report strong results for the 4th quarter and full year 2015,” said Captain Ian T. Blackley, OSG’s president and CEO. “The positive supply and demand fundamentals in the international tanker market, with ton-mile demand expansion in both crude and product sectors, along with the successful execution of our operating strategy drove impressive results in our International business. In our Domestic business, while Jones Act sentiment may have softened from a year ago, I am pleased to report stronger results for 2015 compared to 2014. The lower oil price has stimulated increased gasoline consumption in the United States and we have also seen increasing Domestic lightering volumes. In both our businesses, we expect that many of the positive tanker fundamentals we saw in 2015 should remain in place this year.

“The strong cash generation from our 79 vessel fleet and the successful execution of several key transactions have strengthened our financial position and provide us with maximum flexibility as we evaluate strategic alternatives. We see a disconnect today between freight rates, asset prices and equity values in our industry –this may offer opportunities that we believe we are well-positioned to capitalize on. I remain confident in our ability to increase value and, when appropriate, return value to our shareholders,” concluded Blackley.

A, B, CReconciliations of these non-GAAP financial measures are included in the financial tables attached to this press release starting on Page 9.

Fourth Quarter & Full Year 2015 Results

TCE revenues grew to $234.4 million for the quarter, an increase of $35.5 million compared with the fourth quarter of 2014, driven by continuing strength in international crude and product spot market rates. TCE revenues grew to $924.8 million for the full year 2015, an increase of $163.5 million compared with the full year 2014.

Net income for the fourth quarter of 2015 was $9.3 million, or $0.02 per diluted share, compared with $26.5 million, or $0.05 per diluted share in the fourth quarter of 2014. The decrease included $27.6 million in bond premium and consent fees and related professional fees paid on notes repurchased. Net income for the full year 2015 was $284.0 million, or $0.49 per diluted share, compared to a net loss for the full year 2014 of $152.3 million. Included in the 2015 amount was a one-time, non-cash income tax benefit of $150.1 million and the net losses in the comparative 2014 period reflect bankruptcy related charges.

Adjusted EBITDA was $122.9 million for the quarter, an increase of $32.0 million compared with the fourth quarter of 2014, driven primarily by the strength of spot rates in the international crude and product markets. Adjusted EBITDA was $491.2 million for the full year 2015, an increase of $192.6 million compared with the full year 2014, driven primarily by those higher rates.

International Crude Tankers

TCE revenues for the International Crude Tankers segment were $84.2 million for the quarter, an increase of $32.9 million compared with the fourth quarter of 2014. This significant increase resulted from a substantial strengthening in daily rates across all vessel types in the segment, with the VLCC spot rate increasing to approximately $60,300 per day in the fourth quarter, nearly double from the comparable 2014 period; the Aframax spot rate increasing 72% to $34,000 per day; and the Panamax blended rate increasing 17% to $20,300 per day.

TCE revenues for the International Crude Tankers segment were $304.2 million for the full year 2015, an increase of $75.9 million compared with the full year 2014. For the full year 2015, the VLCC spot rate was approximately $54,600 per day; the Aframax spot rate $34,000 per day; and the Panamax blended rate $20,500 per day.

International Product Carriers

TCE revenues for the International Product Carriers segment were $35.7 million for the quarter, down 2% compared with the fourth quarter of 2014. This decrease was due to 430 less revenue days resulting from the sale of the Luxmar in July 2015, the redelivery of one time chartered-in vessel and an increase in drydock offhire days, which was partially offset by higher Medium Range (MR) spot rates. MR spot rates were approximately $18,100 per day in the fourth quarter, up 21% from the same period in 2014. TCE revenues for the International Product Carriers segment were $171.6 million for the full year 2015, an increase of $52.9 million compared with the full year 2014. MR spot rates were approximately $19,500 per day for the full year 2015.

U.S. Flag

TCE revenues for the U.S. Flag segment were $114.6 million for the quarter, an increase of $3.2 million compared with the fourth quarter of 2014, driven by a 5% increase in Jones Act Product Carrier TCE revenues. Additionally, the U.S. Flag segment benefited from increased Delaware Bay lightering volumes. TCE revenues for the U.S. Flag segment were $449.1 million for the full year 2015, up 8% compared with the full year 2014, driven by a $28.2 million increase in Jones Act Product Carrier TCE revenues, largely due to increased rates achieved on renewal of expiring time charters.

Conference Call

The Company will host a conference call to discuss its fourth quarter and full year 2015 results at 9:00 a.m. ET on Tuesday, March 1, 2016.

To access the call, participants should dial (866) 490-3149 for domestic callers and (707) 294-1567 for international callers. Please dial in ten minutes prior to the start of the call and enter Conference ID 54859058.

A live webcast of the conference call will be available from the Investor Relations section of the Company’s website at http://www.osg.com/

An audio replay of the conference call will be available starting at 12:00 p.m. ET on Tuesday, March 1, 2016 through 11:59 p.m. ET on Tuesday, March 8, 2016 by dialing (855) 859-2056 for domestic callers and (404) 537-3406 for international callers, and entering Conference ID 54859058.

About OSG

Overseas Shipholding Group, Inc. (NYSE MKT: OSG, OSGB) is a publicly traded tanker company providing energy transportation services for crude oil and petroleum products in the U.S. and International Flag markets. OSG is committed to setting high standards of excellence for its quality, safety and environmental programs. OSG is recognized as one of the world’s most customer-focused marine transportation companies and is headquartered in New York City, NY. More information is available at www.osg.com.

Forward-Looking Statements

This release contains forward looking statements. In addition, the Company may make or approve certain statements in future filings with the Securities and Exchange Commission (SEC), in press releases, or in oral or written presentations by representatives of the Company. All statements other than statements of historical facts should be considered forward-looking statements. These matters or statements may relate to the Company's prospects, including statements regarding trends in the tanker and articulated tug/barge markets, and including prospects for certain strategic alliances and investments. Forward-looking statements are based on the Company’s current plans, estimates and projections, and are subject to change based on a number of factors. Investors should carefully consider the risk factors outlined in more detail in the Company’s Annual Report for 2015 on Form 10-K under the caption “Risk Factors” and in similar sections of other filings made by the Company with the SEC from time to time. The Company assumes no obligation to update or revise any forward looking statements. Forward looking statements and written and oral forward looking statements attributable to the Company or its representatives after the date of this release are qualified in their entirety by the cautionary statements contained in this paragraph and in other reports previously or hereafter filed by the Company with the SEC.

Investor Relations & Media Contact:

Brian Tanner, Overseas Shipholding Group, Inc.

(212) 578-1645

btanner@osg.com

Consolidated Statements of Operations

($ in thousands, except per share amounts)

	Three Months Ended December 31,		Fiscal Year Ended December 31,
	2015	2014	2015	2014
	(unaudited)	(unaudited)
Shipping Revenues:
Pool revenues	$93,061	$62,357	$360,218	$180,813
Time and bareboat charter revenues	108,482	105,199	437,298	392,669
Voyage charter revenues	42,182	49,372	166,990	383,952
Total Shipping Revenues	243,725	216,928	964,506	957,434
Operating Expenses:
Voyage expenses	9,310	18,007	39,658	196,075
Vessel expenses	74,138	67,389	282,104	268,852
Charter hire expenses	33,659	31,901	128,677	152,016
Depreciation and amortization	44,082	38,365	157,813	151,758
General and administrative	21,040	20,687	79,169	83,716
Technical management transition costs	(1)	741	39	3,427
Severance and relocation costs	(5)	(1,340)	-	17,020
(Gain)/Loss on disposal of vessels and other property	7	(6,298)	(4,251)	(10,532)
Total Operating Expenses	182,230	169,452	683,209	862,332
Income from vessel operations	61,495	47,476	281,297	95,102
Equity in income of affiliated companies	14,109	11,911	49,329	41,355
Operating income	75,604	59,387	330,626	136,457
Other (expense)/income	(24,329)	48	(26,171)	426
Income before interest expense, reorganization items and income taxes	51,275	59,435	304,455	136,883
Interest expense	(26,644)	(28,746)	(113,335)	(232,491)
Income/(loss) before reorganization items and income taxes	24,631	30,689	191,120	(95,608)
Reorganization items, net	(1,708)	(6,338)	(8,052)	(171,473)
Income/(loss) before income taxes	22,923	24,351	183,068	(267,081)
Income tax benefit/(expense)	(13,656)	2,179	100,892	114,808
Net Income/(Loss)	$9,267	$26,530	$283,960	$(152,273)

Weighted Average Number of Common Shares Outstanding:
Basic - Class A	573,595,277	573,423,113	573,507,354	234,082,322
Diluted – Class A	574,317,143	573,467,936	573,744,543	234,082,322
Basic and Diluted - Class B	7,919,840	7,925,960	7,922,020	21,372,197

Per Share Amounts:
Basic and diluted net income/(loss) - Class A and Class B	$0.02	$0.05	$0.49	$(0.60)

On December 17, 2015, all shareholders of record of the Company’s Class A and B common stock as of December 3, 2015, received a dividend of one-tenth of one share of Class A common stock for each share of Class A common stock and Class B common stock held by them as of the record date. In accordance with the relevant accounting guidance, the Company is required to adjust the computations of basic and diluted earnings per share retroactively for all periods presented to reflect that change in capital structure.

Consolidated Balance Sheets

($ in thousands)

	December 31, 2015	December 31, 2014
ASSETS
Current Assets:
Cash and cash equivalents	$502,836	$389,226
Restricted cash	10,583	53,085
Voyage receivables	81,612	101,513
Income tax recoverable	1,664	55,856
Other receivables	7,195	8,293
Inventories	3,926	7,987
Prepaid expenses and other current assets	16,115	16,303
Total Current Assets	623,931	632,263

Restricted cash – non current[1]	8,989	70,093
Vessels and other property, less accumulated depreciation	2,084,859	2,213,217
Deferred drydock expenditures, net	95,241	62,413
Total Vessels, Deferred Drydock and Other Property	2,180,100	2,275,630

Investments in and advances to affiliated companies	348,718	334,863
Intangible assets, less accumulated amortization	50,217	54,817
Other assets	62,997	63,513
Total Assets	$3,274,952	$3,431,179

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable, accrued expenses and other current liabilities	$91,233	$96,066
Income taxes payable	13	906
Current installments of long-term debt	63,039	12,314
Total Current Liabilities	154,285	109,286

Reserve for uncertain tax positions	2,520	34,520
Long-term debt	1,267,766	1,656,353
Deferred income taxes[2]	208,195	277,965
Other liabilities	61,698	66,968
Total Liabilities	1,694,464	2,145,092
Equity:
Total Equity	1,580,488	1,286,087
Total Liabilities and Equity	$3,274,952	$3,431,179

[1]	The December 31, 2014 balance sheet has been revised from that previously reported in the Annual Report on Form 10-K to reflect the correction of an error by reclassifying restricted cash of $70,093 from current assets to non-current assets and to reflect a corresponding reduction in the previously reported amount for total current assets. The error had no impact on the Company’s consolidated statements of operations, comprehensive loss, changes in equity/(deficit) or cash flows.

[2]	The Company adopted ASU No. 2015-17, Balance Sheet Classification of Deferred Taxes, which provides for the classification of all deferred tax assets and liabilities as noncurrent amounts, as of December 31, 2015 and applied the guidance retrospectively for December 31, 2014. For December 31, 2014, the Company previously reported a current deferred tax asset of $5,312 and noncurrent deferred tax liabilities of $283,277; the retrospective adoption of this accounting standard resulted in noncurrent deferred tax liabilities of $277,965

Consolidated Statements of Cash Flows

($ in thousands)

	Fiscal Year Ended December 31,
	2015	2014

Cash Flows from Operating Activities:
Net income/(loss)	$283,960	$(152,273)
Items included in net income/(loss) not affecting cash flows:
Depreciation and amortization	157,813	151,758
Amortization of debt discount and other deferred financing costs	10,989	3,973
Compensation relating to restricted stock and stock option grants	4,412	1,009
Deferred income tax benefit	(69,564)	(82,432)
Undistributed earnings of affiliated companies	(39,052)	(32,534)
Deferred payment obligations on charters-in	590	3,232
Reorganization items, non-cash	(50)	23,715
Other – net	1,971	2,139
Items included in net income/(loss) related to investing and financing activities:
Gain on disposal of vessels and other property – net	(4,251)	(10,532)
Payments for drydocking	(62,051)	(37,817)
Bankruptcy and IRS claim payments	(8,343)	(584,369)
Deferred financing costs paid for loan modification	(9,765)	-
Changes in other operating assets and liabilities	32,413	(13,018)
Net cash provided by/(used in) operating activities	299,072	(727,149)
Cash Flows from Investing Activities:
Change in restricted cash	103,606	(123,178)
Expenditures for vessels and vessel improvements	(1,017)	(32,412)
Proceeds from disposal of vessels and other property	17,058	78,426
Expenditures for other property	(75)	(489)
Investments in and advances to affiliated companies	(153)	(278)
Repayments of advances from affiliated companies	37,500	30,000
Other – net	(383)	593
Net cash provided by / (used in) investing activities	156,536	(47,338)
Cash Flows from Financing Activities:
Issuance of common stock, net of issuance costs	-	1,510,000
Issuance of debt, net of issuance and deferred financing costs	-	1,176,664
Payments on debt, including adequate protection payments	(12,314)	(2,124,716)
Repurchase of debt	(326,051)	-
Repurchase of common stock warrants	(3,633)	-
Purchases of treasury stock	-	(162)
Net cash (used in)/provided by financing activities	(341,998)	561,786
Net increase/(decrease) in cash and cash equivalents	113,610	(212,701)
Cash and cash equivalents at beginning of year	389,226	601,927
Cash and cash equivalents at end of year	$502,836	$389,226

Spot and Fixed TCE Rates Achieved and Revenue Days

The following tables provide a breakdown of TCE rates achieved for spot and fixed charters and the related revenue days for the three months and fiscal year ended December 31, 2015 and the comparable periods of 2014. Revenue days in the quarter ended December 31, 2015 totaled 6,270 compared with 6,919 in the prior year quarter. Revenue days in the fiscal year ended December 31, 2015 totaled 25,580 compared with 29,386 in the prior year. A summary fleet list by vessel class can be found later in this press release.

	Three Months Ended December 31, 2015			Three Months Ended December 31, 2014
	Spot	Fixed	Total	Spot	Fixed	Total
International Crude Tankers
ULCC
Average TCE Rate	$—	$39,000		$—	$—
Number of Revenue Days	—	92	92	—	—	—
VLCC
Average TCE Rate	$60,340	$—		$31,376	$—
Number of Revenue Days	701	—	701	792	—	792
Aframax
Average TCE Rate	$34,032	$—		$19,827	$—
Number of Revenue Days	625	—	625	696	—	696
Panamax
Average TCE Rate	$22,560	$17,455		$23,414	$12,359
Number of Revenue Days	383	293	676	367	445	812
Other Intl. Crude Tankers Revenue Days[1]	59	—	59	—	—	—
Total Intl. Crude Tankers Revenue Days	1,768	385	2,153	1,855	445	2,300
International Product Carriers
Aframax Product Carriers
Average TCE Rate	$27,576	$—		$18,855	$—
Number of Revenue Days	92	—	92	89	—	89
Panamax Product Carriers
Average TCE Rate	$26,718	$16,779		$25,388	$14,249
Number of Revenue Days	54	143	197	92	274	366
Handysize Product Carriers
Average TCE Rate	$18,099	$5,294		$14,908	$10,112
Number of Revenue Days	1,638	92	1,730	1,810	184	1,994
Total Intl. Product Carriers Revenue Days	1,784	235	2,019	1,991	458	2,449
U.S. Flag
Jones Act Handysize Product Carriers
Average TCE Rate	$—	$64,193		$—	$59,890
Number of Revenue Days	—	1,082	1,082	—	1,104	1,104
Non-Jones Act Handysize Product Carriers
Average TCE Rate	$34,704	$16,630		$34,347	$12,949
Number of Revenue Days	146	38	184	153	30	183
ATBs
Average TCE Rate	$—	$38,216		$—	$37,945
Number of Revenue Days	—	665	665	—	697	697
Lightering
Average TCE Rate	$83,320	$—		$70,790	$—
Number of Revenue Days	167	—	167	186	—	186
Total U.S. Flag Revenue Days	313	1,785	2,098	339	1,831	2,170
Total Revenue Days	3,865	2,405	6,270	4,185	2,734	6,919

	Fiscal Year Ended December 31, 2015			Fiscal Year Ended December 31, 2014
	Spot	Fixed	Total	Spot	Fixed	Total
International Crude Tankers
ULCC
Average TCE Rate	$—	$39,000		$—	$—
Number of Revenue Days	—	275	275	—	—	—
VLCC
Average TCE Rate	$54,591	$—		$25,803	$16,748
Number of Revenue Days	2,672	—	2,672	3,484	10	3,494
Suezmax
Average TCE Rate	$—	$—		$15,603	$—
Number of Revenue Days	—	—	—	38	—	38
Aframax
Average TCE Rate	$34,042	$—		$20,440	$—
Number of Revenue Days	2,439	—	2,439	3,702	—	3,702
Panamax
Average TCE Rate	$25,226	$15,462		$22,414	$12,064
Number of Revenue Days	1,432	1,362	2,794	1,443	1,765	3,208
Other Intl. Crude Tankers Revenue Days[1]	77	—	77	1,067	—	1,067
Total Intl. Crude Tankers Revenue Days	6,620	1,637	8,257	9,734	1,775	11,509
International Product Carriers
Aframax Product Carriers
Average TCE Rate	$32,075	$—		$16,094	$—
Number of Revenue Days	365	—	365	146	—	146
Panamax Product Carriers
Average TCE Rate	$27,465	$17,337		$27,050	$13,829
Number of Revenue Days	327	929	1,256	374	1,063	1,437
Handysize Product Carriers
Average TCE Rate	$19,490	$7,004		$12,036	$10,630
Number of Revenue Days	6,949	442	7,391	7,101	776	7,877
Total Intl. Product Carriers Revenue Days	7,641	1,371	9,012	7,621	1,839	9,460
U.S. Flag
Jones Act Handysize Product Carriers
Average TCE Rate	$—	$64,350		$—	$58,478
Number of Revenue Days	—	4,260	4,260	—	4,205	4,205
Non-Jones Act Handysize Product Carriers
Average TCE Rate	$29,453	$15,958		$27,487	$13,528
Number of Revenue Days	535	164	699	656	73	729
ATBs
Average TCE Rate	$—	$38,605		$—	$35,372
Number of Revenue Days	—	2,700	2,700	—	2,750	2,750
Lightering
Average TCE Rate	$79,209	$—		$70,316	$—
Number of Revenue Days	652	—	652	733	—	733
Total U.S. Flag Revenue Days	1,187	7,124	8,311	1,389	7,028	8,417
Total Revenue Days	15,448	10,132	25,580	18,744	10,642	29,386

[1]	Other International Crude Tankers revenue days consists of the Company’s International Flag Lightering full service revenue days for the quarters and fiscal years ended December 31, 2015 and December 31, 2014.

Fleet Information

As of December 31, 2015, OSG’s owned and operated fleet totaled 79 International Flag and U.S. Flag vessels (62 vessels owned and 17 chartered-in) compared with 81 at December 31, 2014. Those figures include vessels in which the Company has a partial ownership interest through its participation in joint ventures.

	Vessels Owned		Vessels Chartered-in		Total at December 31, 2015
Vessel Type	Number	Weighted by Ownership	Number	Weighted by Ownership	Total Vessels	Vessels Weighted by Ownership	Total Dwt[2]
Operating Fleet
FSO	2	1.0	—	—	2	1.0	873,916
VLCC and ULCC	9	9.0	—	—	9	9.0	2,875,798
Aframax	7	7.0	—	—	7	7.0	787,859
Panamax	8	8.0	—	—	8	8.0	557,187
International Flag Crude Tankers	26	25.0	—	—	26	25.0	5,094,760

LR2	1	1.0	—	—	1	1.0	109,999
LR1	4	4.0	—	—	4	4.0	297,705
MR	13	13.0	7	7.0	20	20.0	955,979
International Flag Product Carriers	18	18.0	7	7.0	25	25.0	1,363,683

Total Int’l Flag Operating Fleet	44	43.0	7	7.0	51	50.0	6,458,443

Handysize Product Carriers [1]	4	4.0	10	10.0	14	14.0	664,490
Clean ATBs	8	8.0	—	—	8	8.0	226,064
Lightering ATBs	2	2.0	—	—	2	2.0	91,112
Total U.S. Flag Operating Fleet	14	14.0	10	10.0	24	24.0	981,666

LNG Fleet	4	2.0	—	—	4	2.0	864,800 cbm
Total Operating Fleet	62	59.0	17	17.0	79	76.0	7,440,109 and 864,800 cbm

1 Includes two owned shuttle tankers, one chartered in shuttle tanker and two owned U.S. Flag Product Carriers that trade internationally.

2 Total Dwt is defined as the total deadweight of all 79 vessels.

Reconciliation to Non-GAAP Financial Information

The Company believes that, in addition to conventional measures prepared in accordance with GAAP, the following non-GAAP measures may provide certain investors with additional information that will better enable them to evaluate the Company’s performance. Accordingly, these non-GAAP measures are intended to provide supplemental information, and should not be considered in isolation or as a substitute for measures of performance prepared with GAAP.

(A) Time Charter Equivalent (TCE) Revenues

Consistent with general practice in the shipping industry, the Company uses TCE revenues, which represents shipping revenues less voyage expenses, as a measure to compare revenue generated from a voyage charter to revenue generated from a time charter. Time charter equivalent revenues, a non-GAAP measure, provides additional meaningful information in conjunction with shipping revenues, the most directly comparable GAAP measure, because it assists Company management in making decisions regarding the deployment and use of its vessels and in evaluating their financial performance. Reconciliation of TCE revenues of the segments to shipping revenues as reported in the consolidated statements of operations follow:

	Three Months Ended December 31,		Fiscal Year Ended December 31,
($ in thousands)	2015	2014	2015	2014
TCE revenues	$234,415	$198,921	$924,848	$761,359
Add: Voyage Expenses	9,310	18,007	39,658	196,075
Shipping revenues	$243,725	$216,928	$964,506	$957,434

(B) EBITDA and Adjusted EBITDA

EBITDA represents net (loss)/income before interest expense, income taxes and depreciation and amortization expense. Adjusted EBITDA consists of EBITDA adjusted for the impact of certain items that we do not consider indicative of our ongoing operating performance. EBITDA and Adjusted EBITDA do not represent, and should not be considered a substitute for, net (loss)/income or cash flows from operations as determined in accordance with GAAP. Some of the limitations are: (i) EBITDA and Adjusted EBITDA do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments; (ii) EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs; and (iii) EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt. While EBITDA and Adjusted EBITDA are frequently used by companies as a measure of operating results and performance, neither of those items as prepared by the Company is necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. The following table reconciles net income/(loss), as reflected in the consolidated statements of operations, to EBITDA and Adjusted EBITDA:

	Three Months Ended December 31,		Fiscal Year Ended December 31,
($ in thousands)	2015	2014	2015	2014
Net Income/(loss)	$9,267	$26,530	$283,960	$(152,273)
Income tax expense/(benefit)	13,656	(2,179)	(100,892)	(114,808)
Interest expense	26,644	28,746	113,335	232,491
Depreciation and amortization	44,082	38,365	157,813	151,758
EBITDA	93,649	91,462	454,216	117,168
Technical management transition costs	(1)	741	39	3,427
Severance and relocation costs	(5)	(1,340)	-	17,020
(Gain)/loss on disposal of vessels and other property	7	(6,298)	(4,251)	(10,532)
Loss on repurchase of debt	24,477	-	26,516	-
Other costs associated with repurchase of debt	3,099	-	3,099	-
Write-off of registration statement costs	-	-	3,493	-
Reorganization items, net	1,708	6,338	8,052	171,473
Adjusted EBITDA	$122,934	$90,903	$491,164	$298,556

(C) Total Cash

($ in thousands)	December 31, 2015	December 31, 2014

Cash and cash equivalents	$502,836	$389,226
Restricted cash	19,572	123,178
Total Cash	$522,408	$512,404